UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 18, 2024

uniQure N.V.

(Exact Name of Registrant as Specified in Charter)

The Netherlands	001-36294	N/A
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Paasheuvelweg 25a, 1105 BP Amsterdam, The Netherlands	N/A
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: +31-20-566-7394

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s)	Name of each exchange on which registered:
Ordinary Shares, par value €0.05 per share	QURE	The Nasdaq Stock Market LLC The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As described in Item 5.07, on June 18, 2024, at the 2024 Annual General Meeting of Shareholders (the “Annual Meeting”), the shareholders of uniQure N.V. (the “Company”) approved an amendment to the Company’s Amended and Restated 2014 Share Incentive Plan (the “2014 Plan”) to increase the number of ordinary shares reserved for issuance thereunder (the “Plan Amendment”). The board of directors of the Company (the “Board”) approved the Plan Amendment on April 11, 2024, and directed that the Plan Amendment be submitted to a vote of the Company’s shareholders at the Annual Meeting. The Plan Amendment became effective immediately upon its approval by shareholders at the Annual Meeting.

A description of the 2014 Plan and the Plan Amendment are set forth in the Company’s definitive proxy statement filed with the Securities and Exchange Commission (“SEC”) on April 24, 2024 (“Proxy Statement”). The foregoing description of the material terms of the 2014 Plan and the Plan Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the 2014 Plan, as amended by the Plan Amendment, a conformed copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On June 18, 2024, the Company held its Annual Meeting. There were 48,549,437 ordinary shares entitled to vote or be voted. 32,728,406 ordinary shares were voted in person or by proxy at the Annual Meeting.

The following are the voting results for the proposals considered and voted upon at the Annual Meeting, all of which are described in the Proxy Statement.

Voting Proposal 1 - Resolution to adopt the 2023 Dutch statutory annual accounts and treatment of the results. This proposal was approved as set forth below.

For	Against	Abstain	Broker Non-Votes
22,675,506	2,254,845	1,130,221	6,667,834

Voting Proposal 2 - Resolution to discharge liability of the members of the Board. This proposal was approved as set forth below.

For	Against	Abstain	Broker Non-Votes
22,394,000	3,610,067	56,505	6,667,834

Voting Proposal 3 - Reappointment of Rachelle Jacques as non-executive director. This proposal was approved as set forth below.

For	Against	Abstain	Broker Non-Votes
20,325,426	5,720,419	14,727	6,667,834

Voting Proposal 4 - Reappointment of David Meek as non-executive director. This proposal was approved as set forth below.

For	Against	Abstain	Broker Non-Votes
18,774,743	7,274,773	11,056	6,667,834

Voting Proposal 5 - Resolution to authorize of the Board to issue ordinary shares and grant rights to subscribe for ordinary shares. This proposal was approved as set forth below.

For	Against	Abstain	Broker Non-Votes
21,556,588	4,483,234	20,750	6,667,834

Voting Proposal 6 - Resolution to authorize the Board to exclude or limit preemptive rights upon the issuance of ordinary shares and granting of rights to subscribe for ordinary shares. This proposal was approved as set forth below.

For	Against	Abstain	Broker Non-Votes
20,921,975	5,109,943	28,654	6,667,834

Voting Proposal 7 - Resolution to reauthorize the Board to repurchase ordinary shares. This proposal was approved as set forth below.

For	Against	Abstain	Broker Non-Votes
25,367,123	679,220	14,229	6,667,834

Voting Proposal 8 - Resolution to appoint KPMG Accountants N.V. as external auditors of the Company for the financial year 2024. This proposal was approved as set forth below.

For	Against	Abstain	Broker Non-Votes
31,969,027	732,496	26,883	0

Voting Proposal 9 - Resolution to approve, on an advisory basis, the compensation of the named executive officers of the Company. This proposal was approved as set forth below.

For	Against	Abstain	Broker Non-Votes
20,150,415	5,870,009	40,148	6,667,834

Voting Proposal 10 - Resolution to approve the Plan Amendment authorize the Board to issue ordinary shares and grant rights to subscribe for ordinary shares pursuant to the 2014 Plan (as amended by the Plan Amendment). This proposal was approved as set forth below.

For	Against	Abstain	Broker Non-Votes
21,733,970	4,287,850	38,752	6,667,834

Based on the foregoing votes, the shareholders re-elected Rachelle Jacques and David Meek as non-executive directors, each to serve until the 2027 annual general meeting of shareholders of the Company, and approved all other proposals set forth on the agenda for the Annual Meeting.

Item 9.01 Financial Statements and Exhibits

(d)Exhibits

Exhibit No.	Description

10.1

Amended and Restated 2014 Share Incentive Plan of uniQure N.V. (conformed to include the Second Amendment to the Amended and Restated 2014 Share Incentive Plan attached as Appendix A to the Proxy Statement)

104	Cover Page Interactive Data File (embedded with the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

UNIQURE N.V.

Date: June 20, 2024	By:	/s/ Jeannette Potts
Jeannette Potts
Chief Legal and Compliance Officer